UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K/A

Amendment No. 1

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	September 19, 2014

GLOBAL FUTURE CITY HOLDING INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	0-33519 (Commission File Number)	98-0360989 (I.R.S. Employer Identification No.)

26381 Crown Valley Parkway, Suite 230 Mission Viejo, CA 92691 (Address of principal executive offices) (zip code)

(949) 582-5933 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Amendment discloses certain changes to the terms of the Stock Purchase Agreement between the Company and Sky Rover Holdings, Ltd. The original terms of the Stock Purchase Agreement were disclosed in the Company’s Current Report filed on Form 8-K on September 23, 2014.

1.01      Entry into Material Definitive Agreement.

Amendment to Sky Rover Stock Purchase Agreement

On February 17, 2015, Global Future City Holding Inc. (the “Company”) amended the terms of the Stock Purchase Agreement (the “Amended Agreement”) it entered into with Sky Rover Holdings, Ltd., a corporation formed under the laws of the Republic of Seychelles (“Sky Rover”) dated September 19, 2014 (the “Original Agreement”). The Company and Sky Rover may collectively be referred to as “Parties” or individually as, “Party”.

According to the terms of the Amended Agreement, the Parties shall do the following if certain closing conditions under the Original Agreement are met:

(i)	The Company will create 4 wholly-owned subsidiaries. The first subsidiary will market a mobile application (“IP Technology”) that calculates Rewarded EGD as defined below. The second subsidiary will operate an online store and various merchants that sell goods and services to consumers. When a consumer purchases goods or services from these vendors or completes certain promotional/consumption based tasks, the consumer will be eligible to receive a percentage for completing the task or for the purchased goods back in the form of E-Gold (“EGD”), a form of digital crypto asset given to consumers as part of a loyalty program to incentivize customer loyalty (“Rewarded EGD”). The third subsidiary will be a foreign company that will sell 4,000,000 EGD to foreign individuals and entities. The fourth subsidiary will continue to sell the Company’s current energy drinks while participating in giving away Rewarded EGD to vendors and/or individuals. As for the Company itself, the Company will provide marketing services to merchants that want to establish loyalty program(s) with its customer base.
(ii)	Sky Rover will transfer the IP Technology used to calculate Rewarded EGD to one of the Company’s wholly-owned subsidiaries.
(iii)	Sky Rover will deposit 4,000,000 EGD into the Company’s foreign wholly-owned subsidiary.

A copy of the Amended Agreement is filed as Exhibit 10.1 to this Current Report in its entirety and is incorporated by reference herein.

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Item 8.01       Other Events.

On February 20, 2015, the Company issued a press release (the “Press Release”) announcing the Amended Agreement. A copy of this Press Release is furnished as Exhibit 99.1 to this Current Report in its entirety and is incorporated by reference herein.

Item 9.01      Financial Statements and Exhibits.

 (d) Exhibits.

Exhibit No.	Description

10.1	First Amendment to Stock Purchase Agreement between Global Future City Holding Inc. and Sky Rover Holdings, Ltd.

99.1	Press release dated February 20, 2015.

Cautionary Note Regarding Forward Looking Statements.

This report contains "forward-looking statements" that include information relating to future events and future financial and operating performance.  The words "may," "would," "will," "expect," "estimate," "can," "believe," "potential" and similar expressions and variations thereof are intended to identify forward-looking statements.  Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved.  Forward-looking statements are based on information available at the time they are made and/or management's good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to: stockholders’ perception and understanding of the transaction contemplated by the Agreement and Amended Agreement, the Company’s ability to mitigate debt, the Company’s ability to deliver shares to Sky Rover, the Company’s need to raise additional capital, conversion of convertible debt or common stock, and other information that may be detailed from time-to-time in the Company’s filings with the United States Securities and Exchange Commission. For a more detailed description of the risk factors and uncertainties affecting the Company, please refer to the Company's recent Securities and Exchange Commission filings, which are available at www.sec.gov. The Company undertakes no obligation to, and expressly disclaims any obligation to, update or revise publicly any forward-looking statements made in this report, whether as a result of new information, future events or otherwise, except as required by law.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Global Future City Holding Inc.
a Nevada corporation

Dated: February 20, 2015		/s/ Michael R. Dunn
	By:	Michael R. Dunn
	Its:	Chief Executive Officer

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